Exhibit 99.1

Navistar, Inc. 2701 Navistar Drive Lisle, IL 60532 USA P : 331-332-5000 W : navistar.com

Media contact:	Bre Whalen, Breana.Whalen@Navistar.com, 331-332-3056
Investor contact:	Marty Ketelaar, Marty.Ketelaar@Navistar.com, 331-332-2706
Web site:	Navistar.com/News

NAVISTAR ANNOUNCES PROPOSED OFFERING OF SENIOR SECURED NOTES

LISLE, Ill. — April 21, 2020 — Navistar International Corporation (NYSE: NAV) (“Navistar”) today announced that it intends to offer, subject to market and other conditions, $500 million aggregate principal amount of senior secured notes due 2025 (the “notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Navistar intends to use the net proceeds of the notes offering for general corporate purposes.

The notes will be guaranteed on a senior secured basis by Navistar’s principal operating subsidiary, Navistar, Inc., and secured by (i) a first-priority pledge of 65% of the capital stock of Navistar International B.V., a wholly-owned subsidiary of Navistar that owns subsidiaries that conduct Navistar’s foreign operations in Mexico, Canada and Brazil, (ii) a second-priority lien on certain collateral that also secures Navistar’s Senior Secured Term Loan Credit Agreement but does not secure Navistar’s Recovery Zone Facility Revenue Bonds, and (iii) a third-priority lien on certain collateral that also secures both the Senior Secured Term Loan Credit Agreement and the Recovery Zone Facility Revenue Bonds.

The notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act. The notes and related guarantee will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes, the guarantee or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and Navistar International Corporation assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2019, our quarterly report on Form 10-Q for the period ended January 31, 2020, and our current report on Form 8-K dated April 13, 2020. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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